Exhibit 10(cc)

EXECUTION COPY

November 19, 2012

Twin Disc, Incorporated
1328 Racine Street
Racine, Wisconsin  53403
Attention: Mr. Christopher J. Eperjesy

Re:           Amendment No. 7 to Note Agreement

Ladies and Gentlemen:

This letter amendment (this “Letter”) makes reference to that certain Note Agreement, dated as of April 10, 2006 (as amended by Amendment No. 1 thereto dated March 1, 2007, Amendment No. 2 thereto dated August 22, 2007, Amendment No. 3 thereto dated February 19, 2009, Amendment No. 4 thereto dated May 27, 2009, Amendment No. 5 thereto dated March 9, 2011 and Amendment No. 6 thereto dated November 29, 2011, the “Note Agreement”), among The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Security Benefit Life Insurance Company, Inc., American Skandia Life Assurance Corporation, Mutual of Omaha Insurance Company (collectively, the “Holders” and each, a “Holder”) and Twin Disc, Incorporated, a Wisconsin corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement, as amended hereby.

The Company has requested that the Holders amend the Note Agreement as set forth below.  Subject to the terms and conditions hereof, the Holders are willing to agree to such requests.

Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.                                Amendments. Effective upon the Effective Date (as defined in Section 2 below), the Holders party hereto and the Company agree that the Note Agreement is amended as follows:

1.1 Clause (i) of Paragraph 5D of the Note Agreement is amended and restated as follows:

“(i)           as soon as available, and in any event within thirty (30) days after the end of each fiscal quarter, (a) a consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of each such fiscal quarter; and (b) consolidated and consolidating statements of income and surplus of the Company and its consolidated Subsidiaries for each such fiscal quarter, all in reasonable detail and certified as true and correct, subject to audit and normal year-end adjustments, by the vice president of finance or treasurer of the Company; and”

1.2 Paragraph 5D of the Note Agreement is amended by deleting the “and” at the end of clause (v) thereof, replacing the “.” at the end of clause (vi) thereof with “; and”, and adding a new clause (vii) thereafter as follows:

“(vii) from time to time, such other information or documents (financial or otherwise) with respect to the Company or any of its Subsidiaries as any Significant Holder may reasonably request.”

1.3	Paragraph 5H of the Note Agreement is amended and restated as follows:

“5H.           Compliance with Laws.   The Company covenants that it shall, and the Company shall cause each Subsidiary to:  (a) comply in all material respects with all applicable Environmental Laws, and orders of regulatory and administrative authorities with respect thereto, and, without limiting the generality of the foregoing, promptly undertake and diligently pursue to completion appropriate and legally authorized containment, investigation and clean-up action in the event of any release of Hazardous Materials on, upon or into any real property owned, operated or within the control of the Company or any Subsidiary; and (b) comply in all material respects with all other Laws applicable to the Company, its Subsidiaries, or their respective assets or operations.”

1.4 Paragraph 6K of the Note Agreement is amended and restated as follows:

“6K.           Terrorism Sanctions Regulations.                                                                           The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are applicable to such holder.”

1.5           The definition of “Change of Control” in paragraph 10B of the Note Agreement is amended by adding after clause (e) thereof the following:

“or (f) any “Change in Control,” as defined in the Wells Fargo Agreement, has occurred.”

1.6           The definition of “Notice Event of Default” in paragraph 10B of the Note Agreement is amended by adding after clause (ix) thereof the following:

“; or (x) an “Event of Default” under the Wells Fargo Agreement has occurred.”

1.7           The definition of “Permitted Indebtedness” in paragraph 10B of the Note Agreement is amended by deleting the “and” at the end of clause (vi) thereof, replacing the “.” at the end of clause (vii) thereof with “; and”, and adding a new clause (viii) and new clause (ix) thereafter as follows:

“(viii)  Indebtedness under the Wells Fargo Agreement, the principal amount of which shall not exceed $15,000,000 at any time other than as a result of currency fluctuations, provided that such Indebtedness is unsecured; and (ix) unsecured Indebtedness of the Company or any Subsidiary in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.”

1.8           Paragraph 10B of the Note Agreement is amended by adding the following new definitions thereto in alphabetical order:

““Blocked Person” shall mean (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program.”

““Controlled Entity” shall mean any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.”

 ““Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).”

““Hazardous Materials” shall mean any substances or materials (i) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (iii) the presence of which require investigation or remediation under any Environmental Law or common law, (iv) the discharge or emission or release of which requires a permit or license under any Environmental Law or other approval by any Governmental Authority, (v) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (vi) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vii) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.”

““OFAC” shall mean the Office of Foreign Assets Control, U.S. Department of Treasury.”

““OFAC Listed Person” shall mean a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC.”

““OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.”

““Wells Fargo Agreement” shall mean the Credit Agreement, dated as of November 19, 2012 by and among the Company, Twin Disc International, S.A., a Belgian corporation, and Wells Fargo Bank, National Association, and as further amended, restated, supplemented or otherwise modified from time to time.”

SECTION 2.                                Effectiveness.  The amendments in Section 1 of this Letter shall become effective on the date (the “Effective Date”) of satisfaction of the following:

(a)           Receipt by each Holder party hereto copies of counterparts of this Letter executed by the Company and the Required Holders; and

(b)           Receipt by each Holder party hereto of (i) a copy of the Wells Fargo Agreement duly executed by the Company, Twin Disc International, S.A. and Wells Fargo Bank, National Association, and (ii) a copy of a consent under the Credit Agreement, consenting to the amendments set forth herein and the execution of the Wells Fargo Agreement and otherwise in form and substance reasonably satisfactory to the Required Holders, duly executed by the Company and the Bank, and such consent shall be in full force and effect.

SECTION 3.                                Representations and Warranties. The Company represents and warrants to the Holders that, after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this Letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) no Event of Default or Default exists and (c) neither the Company nor any of its Subsidiaries has paid or agreed to pay, and neither the Company nor any of its Subsidiaries will pay or agree to pay, any fees or other consideration to any Person in connection with the amendments or consents referenced in Section 2(b)(ii) hereof.

SECTION 4.                                Reference to and Effect on Note Agreement.  Upon the effectiveness of the amendments made in this Letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The Company hereby represents and warrants that all necessary or required consents to this Letter have been obtained and are in full force and effect.  Except as specifically stated in Section 1 of this Letter, the execution, delivery and effectiveness of this Letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any Note at any time.  The execution, delivery and effectiveness of this Letter shall not be construed as a course of dealing or other implication that any Holder has agreed to or is prepared to grant any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 5.                                Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any Holder, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the Holders in connection with this Letter or the transactions contemplated hereby, in enforcing any rights under this Letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Letter or the transactions contemplated hereby.  The obligations of the Company under this Section 5 shall survive transfer by any Holder of any Note and payment of any Note.

SECTION 6.                                Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 7. Counterparts; Section Titles.  This Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together  shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter. The section titles contained in this Letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY

   OF AMERICA

By: ___________________________________

Vice President

PRUCO LIFE INSURANCE COMPANY

By:  ___________________________________
Assistant Vice President

PRUCO LIFE INSURANCE COMPANY OF

  NEW JERSEY

By:  ___________________________________
Assistant Vice President

SECURITY BENEFIT LIFE INSURANCE
  COMPANY, INC.

By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  ______________________________
Vice President

PRUDENTIAL ANNUITIES LIFE

   ASSURANCE CORPORATION

By:           Prudential Investment Management, Inc.,
(as Investment Manager)

By:______________________________
Vice President

MUTUAL OF OMAHA INSURANCE
  COMPANY

By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  ______________________________
Vice President

Signature Page
Amendment No. 7 to Twin Disc Note Agreement

THE LETTER IS AGREED TO

AND ACCEPTED BY:

TWIN DISC, INCORPORATED

By: ______________________________
Name: ___________________________
Title: ____________________________

Signature Page
Amendment No. 7 to Twin Disc Note Agreement